Exhibit 99.1

American BriVision Announces Two Financial Transactions
To Improve Working Capital and Reduce Debt

FREMONT, CA (April 13, 2020) – American BriVision (Holding) Corporation (OTCQB: ABVC), a clinical stage biopharmaceutical company developing therapeutic solutions in oncology/hematology, CNS and ophthalmology, today announced it had entered into two financial transactions that will improve working capital while reducing debt, and support the funding of drug development programs and ongoing clinical trials.

American BriVision said that three holders of convertible promissory notes with a 20% discount, issued on January 21, 2020 and representing an aggregate principal amount of $800,000 plus accrued interest expenses, have entered into exchange agreements with the company on April 5, 2020. Pursuant to the agreements, the holders have exchanged their notes at an exchange price of $1.84 per share for 506,297 shares of ABVC common stock. Additionally, the holders received three-year warrants to purchase 506,297 shares of ABVC common stock at an initial exercise price of $5.00 per share.

Separately, the company announced it intends to raise $1,000,000 through the private placement of 444,445 shares of its common stock to qualified U.S. and non-U.S. investors at a purchase price of $2.25 per share. Each investor will also receive a five-year warrant at an initial exercise price of $6.00 per share for each share of ABVC common stock purchased.

According to Dr. Howard Doong, ABVC chief executive officer, “These two transactions will strengthen our balance sheet and demonstrate our investors’ support for the encouraging progress we are making with our clinical trials. The company has granted investors in the private placement demand registration rights upon the company successfully uplisting its shares to a national exchange and will grant the same demand registration rights to the investors in the note exchange transaction”

The note exchange is expected to close on or about April 30, 2020, and the private placement is expected to close on or before May 15, 2020. Upon the closing of both transactions, the total number of outstanding ABVC common shares will increase to 20,438,910 from 19,488,168.

About American BriVision

American BriVision is a clinical stage biopharmaceutical company focused on utilizing its licensed technology to conduct proof-of-concept trials through Phase II of the clinical development process at world-famous research institutions (such as Stanford University, University of California at San Francisco, and Cedars-Sinai Medical Center). The company has an active pipeline of six drugs and one medical device (ABV-1701/Vitargus®) under development.

Disclaimer

Clinical trials are in early stages and there is no guarantee that any specific outcome will be achieved. Past performance is not indicative of future results. Investments may be speculative and illiquid, and there is a risk of loss.

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS

This document contains forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including: our financial performance and projections; our growth in revenue and earnings; and our business prospects and opportunities. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including: our ability to change the direction of the Company; our ability to keep pace with new technology and changing market needs; our having adequate funding to conduct our clinical trials; and the competitive environment of our business, the current COVID-19 pandemic and its impact on our operations. These and other factors may cause our actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking events discussed in this document and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this document, and other statements made from time to time by us or our representatives that might occur.

Contact:

Andy An – Chief Financial Officer

765-610-8826

andyan@ambrivis.com